UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2011
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ECOSPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997
(Address of Principal Executive Office) (Zip Code)

(772) 287-4846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On April 19, 2011, Mr. Robert P. Cathey was appointed as Chief Executive Officer of Ecosphere Energy Services, LLC, (“EES”). EES is a majority owned subsidiary of Ecosphere Technologies, Inc. (“ETI”). With the recent exclusive sublicense to Hydrozonix LLC of ETI’s patented Ozonix technology for U.S. onshore oil and gas exploration and production, Mr. Cathey will be responsible for expanding the applications of Ecosphere’s technologies into other energy related fields and expansion into Canada and territories outside North America, in addition to overseeing existing operations.

Mr. Aaron Horn, former EES CEO, has joined Hydrozonix as its President where he will, with the Chief Executive Officer of Hydrozonix, be responsible for the implementation of Hydrozonix’ long-term sublicensing agreement with EES wherein Hydrozonix is required to purchase a minimum number of Ecosphere manufactured EF-60 Ozonix systems per year for up to 20 years in order to maintain the exclusivity of their license. Under the exclusive sublicense agreement, ETI is the manufacturer of the units. The first two EF-60 Units are scheduled for delivery in July 2011. Hydrozonix’ financial and industry partners include Ely and Associates, Phillips and Jordan, and Siboney Contracting Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Charles Vinick
Charles Vinick
Chief Executive Officer

Date:  April 21, 2011

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